Exhibit 99.1

ON24 Announces Second Quarter 2025 Financial Results

•Achieved total revenue of $35.3 million
•6th consecutive quarter of positive operating and free cash flow
•Highest gross retention rate in past 4 years
•Another record quarter for percentage of ARR in multi-year agreements
SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading intelligent engagement platform for B2B marketing, sales, and other customer-facing teams, today announced financial results for the second quarter ended June 30, 2025.
“Our Q2 results exceeded our expectations. We drove improvements in ARR, recorded the highest gross retention rate in four years, and generated positive operating and free cash flow,” said Sharat Sharan, co-founder and CEO of ON24. “Looking back at our performance in the first half of this year and comparing it to the same period last year, we made improvements across almost all key financial and customer metrics, positioning us to deliver ARR growth at the end of the year.”
Second Quarter 2025 Financial Highlights
•Revenue:
◦Total revenue was $35.3 million.
◦Revenue from our Core Platform, including services, was $34.6 million.
•ARR:
◦Total ARR of $127.1 million as of June 30, 2025.
◦Core Platform ARR of $125.1 million as of June 30, 2025.
•GAAP Operating Loss was $9.2 million, compared to GAAP operating loss of $13.1 million in the second quarter of 2024.
•Non-GAAP Operating Loss was $0.9 million, compared to non-GAAP operating loss of $0.3 million in the second quarter of 2024.
•GAAP Net Loss was $7.3 million, or $(0.17) per diluted share, compared to GAAP net loss of $11.2 million, or $(0.27) per diluted share in the second quarter of 2024.
•Non-GAAP Net Income was $1.0 million, or $0.02 per diluted share, compared to non-GAAP net income of $1.5 million, or $0.03 per diluted share in the second quarter of 2024.
•Adjusted EBITDA was $0.2 million.
•Cash Flow: Net cash provided by operating activities was $2.6 million, compared to $1.4 million provided by operating activities in the second quarter of 2024. Free cash flow was $2.1 million for the quarter, compared to $0.9 million in the second quarter of 2024.
•Cash, Cash Equivalents and Marketable Securities totaled $179.6 million as of June 30, 2025.

For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss), adjusted EBITDA, and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.
Recent Business Highlights:
•Our $100K+ ARR customer base grew in Q2, signaling traction in enterprise segments and increased confidence from high-value accounts.
•Regulated industries, including financial services and life sciences, continue to grow, with ARR from these sectors increasing sequentially during the second quarter.
•Our AI-powered ACE solutions gained momentum, contributing to a continued increase in AI-powered ACE adoption during Q2.
•Ranked #1 Enterprise Webinar Platforms in G2 Summer 2025 Report and received 2025 Top Rated Award from TrustRadius, driven by market presence, customer satisfaction and customer reviews.
•Launched first phase of ON24 Translate, a new multilingual translation tool, allowing customers to support content localization and propel global reach and engagement.
Financial Outlook
For the third quarter of 2025, ON24 expects:
•Total revenue of $33.6 million to $34.2 million.
•Core Platform Revenue, including services, of $33.0 million to $33.6 million.
•Non-GAAP operating loss of $1.3 million to $0.7 million.
•Non-GAAP net income per share of $0.00 to $0.02 using approximately 45 million diluted shares outstanding.
◦Restructuring charge of $0.1 million to $0.4 million, excluded from the non-GAAP amounts above.
For the full year 2025, ON24 now expects:
•Total revenue of $137.7 million to $138.7 million.
•Core Platform Revenue, including services, to be in the range of $135.2 million to $136.2 million.
•Non-GAAP operating loss of $5.2 million to $3.8 million.
•Non-GAAP net income per share of $0.02 to $0.05 using approximately 45 million diluted shares outstanding.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing 1-888-396-8049 /1-416-764-8646 and using conference ID: ON24.
A webcast and management’s prepared remarks for today’s call will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Definitions of Certain Key Business Metrics
Core Platform: The ON24 Core Platform products include:
ON24 Elite: live, interactive webinar experience that engages prospective customers in real-time and can be made available in an on-demand format.
ON24 Breakouts: live breakout room experience that facilitates networking, collaboration and interactivity between users.
ON24 Forums: live, interactive experience that facilitates video-to-video interaction between presenters and audiences.
ON24 Go Live: live, interactive video event experience that enables presenters and attendees to engage face-to-face in real-time and can also be made available in an on-demand format.
ON24 Engagement Hub: always-on, rich multimedia content experience that prospective customers can engage anytime, anywhere.
ON24 Target: personalize and curate, rich landing page experience that engages specific segments of prospective customers to drive desired action.
ON24 AI-powered ACE: the next generation AI-powered analytics and content engine.
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss), Adjusted EBITDA, and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, provision for income taxes, stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, impairment charges for underutilized real estate, litigation related expenses from a shareholder class action suit, and certain other costs. We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, impairment charges for underutilized real estate, litigation-related expenses from a shareholder class action suit, and certain other costs. We define Adjusted EBITDA as net income (loss) excluding interest expense, other (income) expense, net, provision for income taxes, depreciation and amortization, amortization of acquired intangible assets, amortization of cloud implementation costs, stock-based compensation, restructuring costs, impairment charges for underutilized real estate, litigation related expenses from a shareholder class action suit, and shareholder activism related costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable impact on our future GAAP financial results.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “target,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, including our new AI-powered Analytics and Content Engine, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers; declines in our growth rate; fluctuation in our performance; our history of net losses; competition; technological development in our markets; decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise achieve our growth; the impact of the resumption of in-person marketing activities on our customer growth rate; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 is on a mission to help businesses bring their go-to-market strategy into the AI era and drive cost-effective revenue growth. Through its leading intelligent engagement platform, ON24 enables customers to combine our leading first-party experiences with personalization and content as well as capture and act on engagement insights, accelerating the buyer journey and propelling pipeline forward.
ON24 provides industry-leading companies, including 4 of the 6 largest global software companies, 3 of the 5 top global asset management firms, 3 of the 6 largest global pharmaceutical companies and 3 of the 5 largest global industrial companies, with a valuable source of first-party data to drive sales and marketing innovation, improve efficiency and increase business results. Headquartered in San Francisco, ON24 has offices globally in North America, EMEA and APAC. For more information, visit www.ON24.com.

© 2025 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$37,732	$14,933
Marketable securities	141,828	167,803
Accounts receivable, net	18,295	28,616
Deferred contract acquisition costs, current	9,362	10,784
Prepaid expenses and other current assets	7,651	6,194
Total current assets	214,868	228,330
Property and equipment, net	5,290	6,673
Operating right-of-use assets	1,603	2,297
Intangible asset, net	450	660
Deferred contract acquisition costs, non-current	11,735	12,199
Other long-term assets	1,170	794
Total assets	$235,116	$250,953
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,657	$2,746
Accrued and other current liabilities	15,206	16,394
Deferred revenue	62,152	66,687
Operating lease liabilities, current	1,113	2,372
Total current liabilities	82,128	88,199
Operating lease liabilities, non-current	925	1,016
Other long-term liabilities	2,046	2,326
Total liabilities	85,099	91,541
Stockholders’ equity
Common stock	3	4
Additional paid-in capital	513,601	507,188
Accumulated deficit	(363,649)	(347,669)
Accumulated other comprehensive income (loss)	62	(111)
Total stockholders’ equity	150,017	159,412
Total liabilities and stockholders’ equity	$235,116	$250,953

ON24, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Subscription and other platform	$32,441	$34,147	$64,742	$68,976
Professional services	2,892	3,202	5,324	6,100
Total revenue	35,333	37,349	70,066	75,076
Cost of revenue:
Subscription and other platform(1)(5)	6,497	7,032	13,000	14,378
Professional services(1)(5)	2,304	2,506	4,904	4,942
Total cost of revenue	8,801	9,538	17,904	19,320
Gross profit	26,532	27,811	52,162	55,756
Operating expenses:
Sales and marketing(1)(5)	17,594	19,457	35,737	39,531
Research and development(1)(2)(5)	8,513	9,081	16,823	18,190
General and administrative(1)(3)(4)(5)	9,597	12,332	19,240	23,568
Total operating expenses	35,704	40,870	71,800	81,289
Loss from operations	(9,172)	(13,059)	(19,638)	(25,533)
Interest expense	19	10	37	21
Other income, net	(2,090)	(2,305)	(4,076)	(4,582)
Loss before provision for income taxes	(7,101)	(10,764)	(15,599)	(20,972)
Provision for income taxes	176	411	381	906
Net loss	(7,277)	(11,175)	(15,980)	$(21,878)
Net loss per share:
Basic and diluted	$(0.17)	$(0.27)	$(0.38)	$(0.53)
Weighted-average shares used in computing net loss per share:
Basic and diluted	42,577,487	41,991,996	42,334,239	41,652,834
(1)Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue
Subscription and other platform	$394	$687	$819	$1,355
Professional services	127	129	263	250
Total cost of revenue	521	816	1,082	1,605
Sales and marketing	2,100	3,338	4,247	6,396
Research and development	1,373	2,246	2,726	4,374
General and administrative	3,384	5,676	6,453	10,038
Total stock-based compensation expense	$7,378	$12,076	$14,508	$22,413

(2)Research and development expense includes amortization of acquired intangible asset of $144 thousand and $276 thousand for the three and six months ended June 30, 2025, respectively, and $138 thousand and $276 thousand for the three and six months ended June 30, 2024, respectively, in connection with the Vibbio acquisition in April 2022.
(3)General and administrative expense for the three and six months ended June 30, 2025 includes professional advisory expenses associated with activism defense and related costs of $7 thousand and $76 thousand, respectively. We did not incur such costs in the three months and six months ended June 30, 2024.
(4)General and administrative expense for the three and six months ended June 30, 2025 includes legal costs associated with our IPO class action securities litigation of nil and $232 thousand, respectively. In prior periods the amounts were less meaningful to our results and thus not shown separately.
(5)The results of operations for the six months ended June 30, 2025 and 2024 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue
Subscription and other platform	$95	$21	$494	$213
Professional services	6	1	30	13
Total cost of revenue	101	22	524	226
Sales and marketing	419	330	778	1,005
Research and development	127	—	127	112
General and administrative	77	149	77	339
Total restructuring costs	$724	$501	$1,506	$1,682

ON24, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(7,277)	$(11,175)	$(15,980)	$(21,878)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,284	1,221	2,569	2,454
Stock-based compensation expense	7,378	12,076	14,508	22,413
Amortization of deferred contract acquisition cost	3,324	3,752	6,887	7,595
Provision for allowance for doubtful accounts and billing reserves	325	576	589	1,201
Non-cash lease expense	391	388	782	779
Accretion of marketable securities	(363)	(1,428)	(839)	(2,935)
Other	1	35	12	70
Change in operating assets and liabilities:
Accounts receivable	6,716	3,922	9,732	12,713
Deferred contract acquisition cost	(2,485)	(2,305)	(5,001)	(4,734)
Prepaid expenses and other assets	485	635	(1,816)	(1,743)
Accounts payable	1,886	478	1,879	344
Accrued liabilities	1,176	1,014	(1,223)	(2,888)
Deferred revenue	(9,407)	(7,110)	(4,535)	(8,351)
Other liabilities	(867)	(691)	(1,585)	(1,514)
Net cash provided by operating activities	2,567	1,388	5,979	3,526
Cash flows from investing activities:
Purchase of property and equipment	(492)	(490)	(1,965)	(1,528)
Purchase of marketable securities	(48,403)	(52,328)	(68,222)	(126,421)
Proceeds from maturities of marketable securities	61,020	53,127	94,920	91,648
Proceeds from sale of marketable securities	—	—	—	4,360
Net cash provided by (used in) investing activities	12,125	309	24,733	(31,941)
Cash flows from financing activities:
Proceeds from exercise of stock options	224	241	470	994
Proceeds from issuance of common stock under ESPP	272	367	272	367
Payment for repurchase of common stock	(4,348)	(5,006)	(8,841)	(10,276)
Repayment of equipment loans	—	(36)	—	(72)
Repayment of finance lease obligations	—	(44)	—	(127)
Net cash used in financing activities	(3,852)	(4,478)	(8,099)	(9,114)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	109	(24)	193	(197)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,949	(2,805)	22,806	(37,726)
Cash, cash equivalents and restricted cash, beginning of period	26,870	18,377	15,013	53,298
Cash, cash equivalents and restricted cash, end of period	$37,819	$15,572	$37,819	$15,572
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$37,732	$15,485	$37,732	$15,485
Restricted cash included in other assets, non-current	87	87	87	87
Total cash, cash equivalent and restricted cash	$37,819	$15,572	$37,819	$15,572

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit and gross margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP gross profit	$26,532	$27,811	$52,162	$55,756
Add:
Stock-based compensation	521	816	1,082	1,605
Restructuring costs	101	22	524	226
Non-GAAP gross profit	$27,154	$28,649	$53,768	$57,587
GAAP gross margin	75%	74%	74%	74%
Non-GAAP gross margin	77%	77%	77%	77%

Reconciliation of operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP sales and marketing	$17,594	$19,457	$35,737	$39,531
Less:
Stock-based compensation	(2,100)	(3,338)	(4,247)	(6,396)
Restructuring costs	(419)	(330)	(778)	(1,005)
Non-GAAP sales and marketing	$15,075	$15,789	$30,712	$32,130

GAAP research and development	$8,513	$9,081	$16,823	$18,190
Less:
Stock-based compensation	(1,373)	(2,246)	(2,726)	(4,374)
Restructuring costs	(127)	—	(127)	(112)
Amortization of acquired intangible asset	(144)	(138)	(276)	(276)
Non-GAAP research and development	$6,869	$6,697	$13,694	$13,428

GAAP general and administrative	$9,597	$12,332	$19,240	$23,568
Less:
Stock-based compensation	(3,384)	(5,676)	(6,453)	(10,038)
Restructuring costs	(77)	(149)	(77)	(339)
Fees related to shareholder activism	(7)	—	(76)	—
Litigation related expense	—	—	(232)	—
Non-GAAP general and administrative	$6,129	$6,507	$12,402	$13,191

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of net loss to non-GAAP operating loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(7,277)	$(11,175)	$(15,980)	$(21,878)
Add:
Interest expense	19	10	37	21
Other income, net	(2,090)	(2,305)	(4,076)	(4,582)
Provision for income taxes	176	411	381	906
Stock-based compensation	7,378	12,076	14,508	22,413
Amortization of acquired intangible asset	144	138	276	276
Restructuring costs	724	501	1,506	1,682
Fees related to shareholder activism	7	—	76	—
Litigation related expense	—	—	232	—
Non-GAAP operating loss	$(919)	$(344)	$(3,040)	$(1,162)

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(7,277)	$(11,175)	$(15,980)	$(21,878)
Add:
Interest expense	19	10	37	21
Other income, net	(2,090)	(2,305)	(4,076)	(4,582)
Provision for income taxes	176	411	381	906
Depreciation and amortization	1,140	1,083	2,293	2,178
Amortization of acquired intangible asset	144	138	276	276
Amortization of cloud implementation costs	—	35	11	71
Stock-based compensation	7,378	12,076	14,508	22,413
Restructuring costs	724	501	1,506	1,682
Fees related to shareholder activism	7	—	76	—
Litigation related expense	—	—	232	—
Adjusted EBITDA	$221	$774	$(736)	$1,087

Reconciliation of net loss to non-GAAP net income

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(7,277)	$(11,175)	$(15,980)	$(21,878)
Add:
Stock-based compensation	7,378	12,076	14,508	22,413
Amortization of acquired intangible asset	144	138	276	276
Restructuring costs	724	501	1,506	1,682
Fees related to shareholder activism	7	—	76	—
Litigation related expense	—	—	232	—
Non-GAAP net income	$976	$1,540	$618	$2,493

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of GAAP to Non-GAAP basic and diluted net (loss) income per share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP basic and diluted net loss per share:
Net loss	$(7,277)	$(11,175)	$(15,980)	$(21,878)
Weighted average common stock outstanding, basic and diluted	42,577,487	41,991,996	42,334,239	41,652,834
Net loss per share, basic and diluted	$(0.17)	$(0.27)	$(0.38)	$(0.53)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP basic and diluted net income per share:
Net loss	$(7,277)	$(11,175)	$(15,980)	$(21,878)
Add:
Stock-based compensation	7,378	12,076	14,508	22,413
Amortization of acquired intangible asset	144	138	276	276
Restructuring costs	724	501	1,506	1,682
Fees related to shareholder activism	7	—	76	—
Litigation related expense	—	—	232	—
Non-GAAP net income	$976	$1,540	$618	$2,493
Non-GAAP weighted-average common stock outstanding
Basic	42,577,487	41,991,996	42,334,239	41,652,834
Diluted	45,138,830	45,802,883	45,126,648	45,713,706
Non-GAAP net income per share of common stock:
Basic	$0.02	$0.04	$0.01	$0.06
Diluted	$0.02	$0.03	$0.01	$0.05

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities:	$2,567	$1,388	$5,979	$3,526
Less: Purchases of property and equipment	(492)	(490)	(1,965)	(1,528)
Free cash flow	$2,075	$898	$4,014	$1,998

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Core Platform
Subscription and other platform	$31,885	$33,479	$63,643	$67,539
Professional services	2,695	3,006	5,089	5,761
Total core platform revenue	$34,580	$36,485	$68,732	$73,300

Virtual Conference
Subscription and other platform	$556	$668	$1,099	$1,437
Professional services	197	196	235	339
Total virtual conference revenue	$753	$864	$1,334	$1,776

Revenue
Subscription and other platform	$32,441	$34,147	$64,742	$68,976
Professional services	2,892	3,202	5,324	6,100
Total revenue	$35,333	$37,349	$70,066	$75,076

Contacts
Media Contact:
David Lee
press@on24.com

Investor Contact:
Lauren Sloane, The Blueshirt Group for ON24
investorrelations@on24.com